Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $11.1 Million

Strong Commercial Loan Generation Continues

Solid Credit Quality

ROCKLAND, Mass.--(BUSINESS WIRE)--October 21, 2010--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $11.1 million for the third quarter of 2010 compared to $8.0 million recorded in the second quarter. On a diluted earnings per share basis, the Company reported earnings of $0.53 for the quarter, an increase of 39.5% from $0.38 for the previous quarter.

Christopher Oddleifson, President and Chief Executive Officer, stated, “Our loan portfolios are weathering the difficult economic environment extremely well, leading to a reduction in credit losses. While overall loan growth was a challenge due to heavy commercial real estate paydowns and payoffs, our commercial and industrial and home equity loan portfolios both grew during the third quarter. All our loan origination pipelines remain strong. Another indication of our health is the growth of assets under management in our Investment Management Group, which reached nearly $1.5 billion, 10.4% over the second quarter level. Overall, we are very pleased with Rockland Trust’s third quarter performance.”

BALANCE SHEET

Total assets remained at $4.7 billion at September 30, 2010, consistent with the prior quarter ending June 30, 2010.

Total loans were $3.4 billion at September 30, 2010 and were essentially level with the prior quarter. The Company sustained strong growth in the commercial and industrial portfolio, which increased by $11.5 million, or 2.7%, in the third quarter, as it continued to add high-quality corporate customers. Commercial real estate origination volumes maintained a healthy pace but total outstandings remained flat with the prior quarter at $1.6 billion due to elevated levels of loan payoffs. The Company’s commercial construction portfolio declined by $13.9 million, or 8.8%, as projects transitioned to permanent financing. The home equity portfolio continued its steady upward trend, rising $19.2 million, or 3.8%. Residential real estate loans declined by $21.6 million, or 4.1%, as loans refinanced into longer-term, fixed-rate loans, which are not commonly held in portfolio by the Company.

Total deposits decreased by $62.7 million, or 1.7%, during the quarter ending September 30, 2010, primarily due to decreases in higher-cost time deposits of $58.6 million as a result of the Company’s strategy to create a funding mix that focuses on core deposits. Money market deposits decreased by $29.4 million, mainly due to the seasonal cash needs of municipalities. Partially offsetting those deposit decreases were strong increases in demand deposits of $16.5 million, or 2.1%, and a rise in savings and interest checking accounts of $8.8 million. Core deposits have risen to 78.8% of total deposits at September 30, 2010, while total cost of deposits declined further to 0.53% for the current quarter, down 9 basis points from the prior period.

Securities balances are at $624.9 million, up $31.3 million from the prior quarter, with purchases consisting of conservative, short duration agency mortgage backed securities.

Stockholders’ equity at September 30, 2010 totaled $425.7 million as compared to $422.1 million at June 30, 2010. The Tier 1 leverage capital ratio at September 30, 2010 rose to 8.0% from 7.9% in the prior quarter, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $41.2 million was level with the prior quarter as higher average earning asset balances were offset by a lower net interest margin. The net interest margin in the third quarter of 2010 declined to 3.89%, compared to the linked quarter period of 3.96%. The margin in the third quarter declined 7 basis points due to ongoing pressure on asset yields from the low rate environment along with the reinvestment of excess cash into liquid, short-term assets. This was partly mitigated by the continued reduction in overall funding costs.

NON-INTEREST INCOME

The Company recorded non-interest income of $11.7 million during the third quarter of 2010 which represents a $716,000, or 6.6%, increase from the prior quarter. The change in non-interest income is composed of the following:

  Service charges on deposit accounts decreased by $74,000, or 1.6%.
  Wealth management revenue decreased by $338,000, mainly due to seasonal revenue associated with tax preparation and estate fees collected during the second quarter of 2010. Assets under management in the wealth management division rose to nearly $1.5 billion at September 30, 2010, an increase of $138.0 million compared to June 30, 2010.
  Mortgage banking income increased by $847,000, due to increased originations in for sale loans as a result of the low rate environment. The balance of the mortgage servicing asset was $1.7 million and represented 58 basis points of the servicing portfolio at September 30, 2010.
  Other non-interest income increased by $537,000, or 36.2%, mainly due to market driven unrealized gains on trading assets.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $34.5 million in the third quarter of 2010, a decrease of $389,000, or 1.1%, when compared to the quarter ended June 30, 2010. Significant changes of non-interest expense included the following:

  Salaries and Employee Benefits increased by $1.4 million, or 7.5%, mainly due to increases in incentive, sales commissions, pension, and medical expense.
  Occupancy and equipment decreased by $255,000, or 6.2%, in part due to the timing of building repairs and maintenance.
  Other non-interest expense decreased by $1.5 million, or 15.6%, which is primarily attributable to the timing of advertising expenses of $320,000, shareholder relations expense of $179,000, exam and audit fees of $161,000, and decreases in legal fees of $333,000 associated with loan work-outs, as well as prior quarter expense of $554,000 that was recognized relating to the change in fair value of an interest rate swap that was previously hedging borrowings.

The Company reported a return on average assets and a return on average common equity in the third quarter of 2010 of 0.95% and 10.38%, respectively, as compared to 0.70% and 7.60% for the quarter ended June 30, 2010.

ASSET QUALITY

Net charge-offs decreased to $3.2 million, or 0.37% on an annualized basis of average loans, for the third quarter compared to $6.9 million, or 0.81% for the quarter ending June 30, 2010. The provision for loan losses was $3.5 million and $6.9 million for the quarters ended September 30, 2010 and June 30, 2010, respectively. Nonperforming loans increased to $24.7 million, or 0.72% of total loans, at September 30, 2010 from $23.7 million, or 0.69% of total loans, at June 30, 2010. Delinquency levels have shown improvement with delinquencies as a percent of loans declining to 1.11% at September 30, 2010 compared to 1.32% at June 30, 2010.

The allowance for loan losses was $45.6 million at September 30, 2010 compared with the prior quarter of $45.3 million. The Company’s allowance for loan losses was 1.34%, as a percentage of total loans at September 30, 2010, compared to 1.32%, at June 30, 2010.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 4:45 p.m. Eastern Time on Thursday, October 21, 2010. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 445054. The web cast replay will be available until November 1, 2010.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept. 2010 vs.	Sept. 2010 vs.
	2010	2010	2009	June 2010	Sept. 2009

Assets
Cash and Due From Banks	$54,207	$69,246	$65,514	-21.72%	-17.26%
Interest Earning Deposits with Banks	222,392	268,162	-	-17.07%	100.00%
Fed Funds Sold and Short Term Investments	526	781	-	-32.65%	100.00%
Securities
Trading Assets	7,418	7,163	23,090	3.56%	-67.87%
Securities Available for Sale	436,887	482,989	546,125	-9.55%	-20.00%
Securities Held to Maturity	180,623	103,463	83,063	74.58%	117.45%
Total Securities	624,928	593,615	652,278	5.27%	-4.19%

Loans Held for Sale	21,321	16,365	14,160	30.28%	50.57%
Loans
Commercial and Industrial	438,873	427,398	371,092	2.68%	18.27%
Commercial Real Estate	1,641,356	1,646,204	1,546,206	-0.29%	6.15%
Commercial Construction	144,109	158,036	201,196	-8.81%	-28.37%
Small Business	79,897	80,965	84,135	-1.32%	-5.04%
Total Commercial	2,304,235	2,312,603	2,202,629	-0.36%	4.61%
Residential Real Estate	503,471	525,062	576,575	-4.11%	-12.68%
Residential Construction	5,449	4,594	14,783	18.61%	-63.14%
Consumer - Home Equity	517,962	498,789	467,213	3.84%	10.86%
Total Consumer Real Estate	1,026,882	1,028,445	1,058,571	-0.15%	-2.99%
Total Other Consumer	76,926	87,864	126,339	-12.45%	-39.11%
Total Loans	3,408,043	3,428,912	3,387,539	-0.61%	0.61%
Less - Allowance for Loan Losses	(45,619)	(45,291)	(41,357)	0.72%	10.31%
Net Loans	3,362,424	3,383,621	3,346,182	-0.63%	0.49%
Federal Home Loan Bank Stock	35,854	35,854	36,357	0.00%	-1.38%
Bank Premises and Equipment	45,420	45,089	41,963	0.73%	8.24%
Goodwill and Core Deposit Intangible	142,422	142,888	144,152	-0.33%	-1.20%
Other Assets	194,297	185,354	133,397	4.82%	45.65%
Total Assets	$4,703,791	$4,740,975	$4,434,003	-0.78%	6.08%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$805,491	$789,019	$702,159	2.09%	14.72%
Savings and Interest Checking Accounts	1,314,273	1,305,515	965,694	0.67%	36.10%
Money Market	731,091	760,471	675,269	-3.86%	8.27%
Time Certificates of Deposit	766,303	824,868	937,854	-7.10%	-18.29%
Total Deposits	3,617,158	3,679,873	3,280,976	-1.70%	10.25%
Borrowings
Federal Home Loan Bank Borrowings	302,545	302,677	396,218	-0.04%	-23.64%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	180,326	178,476	188,707	1.04%	-4.44%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,701	3,136	2,418	-13.87%	11.70%
Total Borrowings	577,429	576,146	679,200	0.22%	-14.98%
Total Deposits and Borrowings	4,194,587	4,256,019	3,960,176	-1.44%	5.92%
Other Liabilities	83,543	62,894	67,252	32.83%	24.22%
Stockholders' Equity
Common Stock	210	210	209	0.00%	0.48%
Additional Paid in Capital	226,255	225,792	224,848	0.21%	0.63%
Retained Earnings	201,950	194,587	179,245	3.78%	12.67%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	(2,754)	1,473	2,273	-286.97%	-221.16%
Total Stockholders' Equity	425,661	422,062	406,575	0.85%	4.69%
Total Liabilities and Stockholders' Equity	$4,703,791	$4,740,975	$4,434,003	-0.78%	6.08%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	September 30,	June 30,	September 30,	Sept. 2010 vs.	Sept. 2010 vs.
	2010	2010	2009	June 2010	Sept. 2009

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$135	$108	$4	25.00%	3275.00%
Interest and Dividends on Securities	5,843	6,316	7,644	-7.49%	-23.56%
Interest on Loans	44,436	44,785	45,773	-0.78%	-2.92%
Interest on Loans Held for Sale	174	110	169	58.18%	2.96%
Total Interest Income	50,588	51,319	53,590	-1.42%	-5.60%
INTEREST EXPENSE
Interest on Deposits	4,801	5,485	7,446	-12.47%	-35.52%
Interest on Borrowed Funds	4,590	4,667	5,236	-1.65%	-12.34%
Total Interest Expense	9,391	10,152	12,682	-7.50%	-25.95%
Net Interest Income	41,197	41,167	40,908	0.07%	0.71%
Less - Provision for Loan Losses	3,500	6,931	4,443	-49.50%	-21.22%
Net Interest Income after Provision for Loan Losses	37,697	34,236	36,465	10.11%	3.38%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,441	4,515	4,613	-1.64%	-3.73%
Wealth Management	2,851	3,189	2,278	-10.60%	25.15%
Mortgage Banking Income	1,469	622	425	136.17%	245.65%
BOLI Income	901	731	713	23.26%	26.37%
Net Gain/(Loss) on Sale of Securities	(22)	481	-	-104.57%	n/a
Gain Resulting From Early Termination of Hedging Relationship	-	-	-	n/a	n/a
Other-Than-Temporary Impairment Losses on Available-for-Sale Debt Securities:
Gross Change on Write-Down of Certain Investments to Fair Value	207	(63)	(5,108)	-428.57%	-104.05%
Less: Portion of Other-Than-Temporary Impairment Recognized in Other Comprehensive Income	(214)	(21)	(33)	919.05%	548.48%
Net Impairment Losses Recognized in Earnings on Available-for-Sale Debt Securities	(7)	(84)	(5,141)	-91.67%	-99.86%
Other Non-Interest /Income	2,021	1,484	1,578	36.19%	28.07%
Total Non-Interest Income	11,654	10,938	4,466	6.55%	160.95%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	19,792	18,406	17,727	7.53%	11.65%
Occupancy and Equipment Expenses	3,839	4,094	3,985	-6.23%	-3.66%
Data Processing and Facilities Management	1,404	1,497	1,580	-6.21%	-11.14%
Merger & Acquisition Expense	-	-	41	n/a	n/a
FDIC Assessment	1,352	1,271	1,267	6.37%	6.71%
Other Non-Interest Expense	8,153	9,661	7,704	-15.61%	5.83%
Total Non-Interest Expense	34,540	34,929	32,304	-1.11%	6.92%
INCOME BEFORE INCOME TAXES	14,811	10,245	8,627	44.57%	71.68%
PROVISION FOR INCOME TAXES	3,666	2,215	1,786	65.51%	105.26%
NET INCOME	$11,145	$8,030	$6,841	38.79%	62.91%

PREFERRED STOCK DIVIDEND	$-	$-	$-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,145	$8,030	$6,841	38.79%	62.91%

BASIC EARNINGS PER SHARE	$0.53	$0.38	$0.33	39.47%	60.61%
DILUTED EARNINGS PER SHARE	$0.53	$0.38	$0.33	39.47%	60.61%
BASIC AVERAGE SHARES	20,981,372	20,964,706	20,921,635
DILUTED AVERAGE SHARES	21,034,165	21,055,645	20,969,889

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.89%	3.96%	4.02%
Return on Average Assets	0.95%	0.70%	0.61%
Return on Average Common Equity	10.38%	7.60%	6.68%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$11,145	$8,030	$6,841	38.79%	62.91%
Non-Interest Income Components
(Less)/Add - Net (Gain)/Loss on Sale of Securities, net of tax	13	(285)	-
Less - Gain Resulting From early Termination of Hedging Relationship	-	-	-
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	-	27
Add - Fair Value Mark on a Terminated Hedging Relationship	-	328	-
Deemed Preferred Stock Dividend	-	-	-
NET OPERATING EARNINGS	$11,158	$8,073	$6,868	38.21%	62.47%

Diluted Earnings Per Share, on an Operating Basis	$0.53	$0.38	$0.33	39.47%	60.61%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months		% Change
	September 30,	September 30,	Sept. 2010 vs.
	2010	2009	Sept. 2009

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$267	$272	-1.84%
Interest and Dividends on Securities	18,830	22,546	-16.48%
Interest on Loans	133,267	126,491	5.36%
Interest on Loans Held for Sale	390	497	-21.53%
Total Interest Income	152,754	149,806	1.97%
INTEREST EXPENSE
Interest on Deposits	16,225	24,293	-33.21%
Interest on Borrowed Funds	13,955	15,517	-10.07%
Total Interest Expense	30,180	39,810	-24.19%
Net Interest Income	122,574	109,996	11.43%
Less - Provision for Loan Losses	15,081	12,911	16.81%
Net Interest Income after Provision for Loan Losses	107,493	97,085	10.72%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	13,177	12,518	5.26%
Wealth Management	8,768	7,318	19.81%
Mortgage Banking Income	3,091	3,578	-13.61%
BOLI Income	2,353	2,126	10.68%
Net Gain on Sale of Securities	458	1,355	-66.20%
Gain Resulting From early Termination of Hedging Relationship	-	3,778	-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	325	(7,384)	-104.40%
Less: Non-Credit Related Other-Than-Temporary Impairment	(594)	590	-200.68%
Net Loss on Write-Down of Certain Investments to Fair Value	(269)	(6,794)	-96.04%
Other Non-Interest Income	5,065	4,283	18.26%
Total Non-Interest Income	32,643	28,162	15.91%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	56,662	49,720	13.96%
Occupancy and Equipment Expenses	12,068	11,826	2.05%
Data Processing and Facilities Management	4,195	4,600	-8.80%
Merger & Acquisition Expense	-	12,423	-100.00%
FDIC assessment	3,944	5,655	-30.26%
Other Non-Interest Expense	26,189	22,943	14.15%
Total Non-Interest Expense	103,058	107,167	-3.83%
INCOME BEFORE INCOME TAXES	37,078	18,080	105.08%
PROVISION FOR INCOME TAXES	8,676	4,192	106.97%
NET INCOME	$28,402	$13,888	104.51%

PREFERRED STOCK DIVIDEND	$-	$5,698	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$28,402	$8,190	246.79%

BASIC EARNINGS PER SHARE	$1.35	$0.43	213.95%
DILUTED EARNINGS PER SHARE	$1.35	$0.43	213.95%
BASIC AVERAGE SHARES	20,961,378	19,210,431
DILUTED AVERAGE SHARES	21,035,914	19,236,612

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.97%	3.86%
Return on Average Assets	0.83%	0.26%
Return on Average Common Equity	8.98%	2.74%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$28,402	$8,190	246.79%
Non-Interest Income Components
Less - Net Gain on Sale of Securities, net of tax	(271)	(880)
Less - Gain Resulting From early Termination of Hedging Relationship	-	(2,456)
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	9,706
Add - Fair Value Mark on a Terminated Hedging Relationship	328	-
Deemed Preferred Stock Dividend	-	4,384
NET OPERATING EARNINGS	$28,459	$18,944	50.22%

Diluted Earnings Per Share, on an Operating Basis	$1.35	$0.98	37.76%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Nine Months Ended
				% Change	% Change			% Change
	September 30,	June 30,	September 30,	Sept. 2010 vs.	Sept. 2010 vs.	September 30,	September 30,	Sept. 2010 vs.
	2010	2010	2009	June 2010	Sept. 2009	2010	2009	Sept. 2009

Non-Interest Income GAAP	$11,654	$10,938	$4,466	6.55%	160.95%	$32,643	$28,162	15.91%
Add/(less) - Net Loss/(Gain) on Sale of Securities	22	(481)	-	-104.57%	n/a	(458)	(1,355)	-66.20%
Less - Gain Resulting From Early Termination of Hedging Relationship	-	-	-	n/a	n/a	-	(3,778)	-100.00%
Add - Other-Than-Temporary-Impairment on Securities	7	84	5,141	-91.67%	-99.86%	269	6,794	-96.04%
Non-Interest Income as Adjusted	$11,683	$10,541	$9,607	10.83%	21.61%	$32,454	$29,823	8.82%

Non-Interest Expense GAAP	$34,540	$34,929	$32,304	-1.11%	6.92%	$103,058	$107,167	-3.83%
Less - Merger & Acquisition Expenses	-	-	(41)	n/a	-100.00%	-	(12,423)	-100.00%
Less - Fair Value Mark on a Terminated Hedging Relationship	-	(554)	-	100.00%	n/a	(554)	-	100.00%
Non-Interest Expense as Adjusted	$34,540	$34,375	$32,263	0.48%	7.06%	$102,504	$94,744	8.19%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2010 and 2009 as indicated by the table below. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	For the Period Ending			For the Three Months Ending			For the Nine Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2010	2009	2010	2009

	(Dollars in Thousands, Except Per Share Data)			(Dollars in Thousands, Except Per Share Data)			(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$4,417	$5,083	$3,744	$1,429	$1,816	$1,241	$3,772	$1,284
Small Business Loans	909	728	969	515	801	762	1,567	1,517
Commercial Real Estate Loans	8,966	8,007	18,511	851	3,520	-	4,569	2,131
Residential Real Estate Loans	7,863	8,012	11,625	24	293	379	452	575
Installment Loans - Home Equity	1,881	1,218	1,237	(38)	234	298	430	1,158
Installment Loans - Other	651	630	851	391	254	474	1,033	1,938
Total Nonperforming Loans / Total Net Charge-offs	$24,687	$23,678	$36,937	$3,172	$6,918	$3,154	$11,823	$8,603
Non-Accrual Securities	1,017	969	1,134
Other Assets in Possession	74	79	255
Other Real Estate Owned	9,011	7,357	6,491
Nonperforming Assets	$34,789	$32,083	$44,817

Nonperforming Loans/Gross Loans	0.72%	0.69%	1.09%
Allowance for Loan Losses/Nonperforming Loans	184.79%	191.28%	111.97%
Gross Loans/Total Deposits	94.22%	93.18%	103.25%
Allowance for Loan Losses/Total Loans	1.34%	1.32%	1.22%

Net charge-offs to average loans (quarter annualized)				0.37%	0.81%	0.37%
Net charge-offs to average loans (year-to-date annualized)							0.46%	0.37%

	QTD	YTD
	September 30,	September 30,
Nonperforming Loans Reconciliation	2010	2010
Nonperforming Loans Beginning Balance	$23,678	$36,183
New to Nonperforming	12,910	36,130
Loans Charged-Off	(3,172)	(11,823)
Loans Paid-Off	(3,803)	(17,749)
Loans Transferred to Other Real Estate Owned/Other Assets	(2,514)	(9,979)
Loans Restored to Accrual Status	(2,496)	(8,003)
Other	84	(72)
Nonperforming Loans Ending Balance	$24,687	$24,687

	September 30,	June 30,	September 30,
Financial Ratios	2010	2010	2009
Book Value per Common Share	$20.08	$19.91	$19.43
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$14.34	$14.14	$13.56
Tangible Common Capital/Tangible Assets	6.21%	6.07%	6.12%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.64%	6.49%	6.58%

Capital Adequacy
Tier one leverage capital ratio (1)	7.96%	7.86%	7.74%
Tier one common ratio (1)	8.55%	8.15%	7.90%
(1) Estimated number for September 30, 2010

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
	September 30, 2010			June 30, 2010			September 30, 2009
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
	(Unaudited - Dollars in Thousands)

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$200,862	$135	0.27%	$188,976	$108	0.23%	$4,060	$4	0.39%
Securities:
Trading Assets	7,257	61	3.33%	7,367	62	3.38%	22,941	109	1.89%
Taxable Investment Securities	561,240	5,618	3.97%	557,554	6,067	4.36%	620,183	7,317	4.68%
Non-taxable Investment Securities (1)	15,953	277	6.89%	17,718	316	7.15%	20,373	336	6.54%
Total Securities:	584,450	5,956	4.04%	582,639	6,445	4.44%	663,497	7,762	4.64%
Loans Held for Sale	15,738	174	4.39%	7,656	110	5.76%	15,831	169	4.24%
Loans
Commercial and Industrial	440,539	5,211	4.69%	401,430	4,874	4.87%	361,809	4,395	4.82%
Commercial Real Estate	1,641,627	23,602	5.70%	1,645,452	23,691	5.77%	1,524,246	23,083	6.01%
Commercial Construction	148,151	1,792	4.80%	166,040	2,098	5.07%	205,653	2,537	4.89%
Small Business	80,740	1,221	6.00%	81,319	1,202	5.93%	85,370	1,305	6.06%
Total Commercial	2,311,057	31,826	5.46%	2,294,241	31,865	5.57%	2,177,078	31,320	5.71%
Residential Real Estate	525,003	6,174	4.67%	537,475	6,485	4.84%	589,702	7,319	4.92%
Residential Construction	4,874	63	5.13%	7,507	95	5.08%	15,077	228	6.00%
Consumer - Home Equity	507,308	4,914	3.84%	490,197	4,704	3.85%	460,500	4,510	3.89%
Total Consumer Real Estate	1,037,185	11,151	4.27%	1,035,179	11,284	4.37%	1,065,279	12,057	4.49%
Total Other Consumer	82,130	1,593	7.70%	92,681	1,784	7.72%	133,224	2,513	7.48%
Total Loans	3,430,372	44,570	5.15%	3,422,101	44,933	5.27%	3,375,581	45,890	5.39%
Total Interest-Earning Assets	$4,231,422	$50,835	4.77%	$4,201,372	$51,596	4.93%	$4,058,969	$53,825	5.26%
Cash and Due from Banks	55,357			71,322			67,156
Federal Home Loan Bank Stock	35,854			35,854			36,357
Other Assets	323,523			305,041			280,147
Total Assets	$4,646,156			$4,613,589			$4,442,629
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,220,073	$1,040	0.34%	$1,182,343	$1,297	0.44%	$969,676	$1,246	0.51%
Money Market	757,154	1,058	0.55%	760,240	1,320	0.70%	677,851	1,597	0.93%
Time Deposits	805,825	2,703	1.33%	842,539	2,868	1.37%	948,596	4,603	1.93%
Total interest-bearing deposits:	$2,783,052	$4,801	0.68%	$2,785,122	$5,485	0.79%	$2,596,123	$7,446	1.14%
Borrowings:
Federal Home Loan Bank Borrowings	$302,610	$2,372	3.11%	$324,168	$2,392	2.96%	$395,878	$2,901	2.91%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	179,983	740	1.63%	182,810	821	1.80%	184,181	857	1.85%
Junior Subordinated Debentures	61,857	931	5.97%	61,857	913	5.92%	61,857	931	5.97%
Subordinated Debentures	30,000	547	7.23%	30,000	541	7.23%	30,000	547	7.23%
Other Borrowings	2,602	-	0.00%	3,148	-	0.00%	2,108	-	0.00%
Total Borrowings:	577,052	4,590	3.16%	601,983	4,667	3.11%	674,024	5,236	3.08%
Total Interest-Bearing Liabilities	$3,360,104	$9,391	1.11%	$3,387,105	$10,152	1.20%	$3,270,147	$12,682	1.54%
Demand Deposits	796,205			752,622			702,071

Other Liabilities	63,790			49,870			63,821
Total Liabilities	$4,220,099			$4,189,597			$4,036,039
Stockholders' Equity	426,057			423,992			406,590
Total Liabilities and Stockholders' Equity	$4,646,156			$4,613,589			$4,442,629

Net Interest Income		$41,444			$41,444			$41,143

Interest Rate Spread (2)			3.66%			3.72%			3.72%

Net Interest Margin (3)			3.89%			3.96%			4.02%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,579,257	$4,801		$3,537,744	$5,485		$3,298,194	$7,446
Cost of Total Deposits			0.53%			0.62%			0.90%
Total Funding Liabilities, including Demand Deposits	$4,156,309	$9,391		$4,139,727	$10,152		$3,972,218	$12,682
Cost of Total Funding Liabilities			0.90%			0.98%			1.27%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $247, $277, and $235 for the three months ended September 30, 2010, June 30, 2010, and September 30, 2009, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2010			September 30, 2009
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Unaudited - Dollars in Thousands)

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$138,319	$267	0.26%	$70,349	$272	0.52%
Securities:
Trading Assets	7,143	183	3.43%	13,278	178	1.79%
Taxable Investment Securities	562,422	18,093	4.30%	606,388	21,624	4.77%
Non-taxable Investment Securities (1)	17,582	936	7.12%	23,792	1,145	6.43%
Total Securities:	587,147	19,212	4.37%	643,458	22,947	4.77%
Loans Held for Sale	10,204	390	5.11%	15,453	497	4.30%
Loans
Commercial and Industrial	406,838	14,502	4.77%	324,847	11,673	4.80%
Commercial Real Estate	1,639,380	70,382	5.74%	1,367,234	62,230	6.09%
Commercial Construction	161,823	5,967	4.93%	194,558	7,113	4.89%
Small Business	81,506	3,639	5.97%	86,577	3,893	6.01%
Total Commercial	2,289,547	94,490	5.52%	1,973,216	84,909	5.75%
Residential Real Estate	536,918	19,424	4.84%	533,394	20,288	5.09%
Residential Construction	7,146	276	5.16%	12,963	633	6.53%
Consumer - Home Equity	492,048	14,140	3.84%	440,398	12,947	3.93%
Total Consumer Real Estate	1,036,112	33,840	4.37%	986,755	33,868	4.59%
Total Other Consumer	93,232	5,388	7.73%	146,781	8,079	7.36%
Total Loans	3,418,891	133,718	5.23%	3,106,752	126,856	5.46%
Total Interest-Earning Assets	$4,154,561	$153,587	4.94%	$3,836,012	$150,572	5.25%
Cash and Due from Banks	64,314			68,192
Federal Home Loan Bank Stock	35,854			32,051
Other Assets	310,992			276,960
Total Assets	$4,565,721			$4,213,215
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,153,459	$3,521	0.41%	$892,383	$3,567	0.53%
Money Market	740,128	3,699	0.67%	621,424	5,006	1.08%
Time Deposits	845,631	9,005	1.42%	918,510	15,720	2.29%
Total interest-bearing deposits:	$2,739,218	$16,225	0.79%	$2,432,317	$24,293	1.34%
Borrowings:
Federal Home Loan Bank Borrowings	$322,221	$7,196	2.99%	$418,386	$8,548	2.73%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	182,456	2,391	1.75%	177,061	2,525	1.91%
Junior Subordinated Debentures	61,857	2,744	5.93%	61,857	2,819	6.09%
Subordinated Debentures	30,000	1,624	7.24%	30,000	1,625	7.24%
Other Borrowings	2,704	-	0.00%	1,996	-	0.00%
Total Borrowings:	599,238	13,955	3.11%	689,300	15,517	3.01%
Total Interest-Bearing Liabilities	$3,338,456	$30,180	1.21%	$3,121,617	$39,810	1.71%
Demand Deposits	750,895			635,943

Other Liabilities	53,622			56,015
Total Liabilities	$4,142,973			$3,813,575
Stockholders' Equity	422,748			399,640
Total Liabilities and Stockholders' Equity	$4,565,721			$4,213,215

Net Interest Income		$123,407			$110,762

Interest Rate Spread (2)			3.73%			3.54%

Net Interest Margin (3)			3.97%			3.86%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,490,113	$16,225		$3,068,260	$24,293
Cost of Total Deposits			0.62%			1.06%
Total Funding Liabilities, including Demand Deposits	$4,089,351	$30,180		$3,757,560	$39,810
Cost of Total Funding Liabilities			0.99%			1.42%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $833 and $766 for the nine months ended September 30, 2010, and June 30, 2009, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer